UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 3, 2008

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)		90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 3, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) approved new annual base salaries (effective March 24, 2008) for the Company’s executive officers for fiscal 2008. The following table sets forth new annual base salaries for fiscal 2008 for the Company’s Chief Executive Officer, Chief Financial Officer, and each of the Company’s three other most highly compensated executive officers during the fiscal year ended December 30, 2007 (salary information for the prior year is also included for comparison purposes):

NAME AND POSITION	FISCAL YEAR	ANNUAL BASE SALARY
Steven G. Miller	2008	$473,000
Chairman of the Board, President and Chief Executive Officer	2007	$463,000

Barry D. Emerson	2008	$325,000
Senior Vice President and Chief Financial Officer	2007	$315,000

Thomas J. Schlauch	2008	$270,000
Senior Vice President, Buying	2007	$263,000

Richard A. Johnson	2008	$244,000
Executive Vice President	2007	$237,000

Gary S. Meade	2008	$209,000
Senior Vice President, General Counsel and Secretary	2007	$202,000
     Also, on March 3, 2008, the Compensation Committee authorized the payment of an annual cash bonus to each of the foregoing executive officers in respect of the year ended December 30, 2007 (fiscal 2007), which amounts were as follows (bonuses previously paid for the prior year are also shown for comparison purposes):

NAME	FISCAL YEAR	BONUS
Steven G. Miller	2007	$500,000
	2006	$600,000

Barry D. Emerson	2007	$175,000
	2006	$185,000

Thomas J. Schlauch	2007	$214,000
	2006	$233,000

Richard A. Johnson	2007	$194,000
	2006	$213,000

Gary S. Meade	2007	$110,000
	2006	$120,000

     The foregoing is intended only to be a summary of existing arrangements and is not intended to provide any additional rights to any officer.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Base Salary and Bonus Information for Certain Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Date: March 7, 2008
/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer